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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       SALOMON SMITH BARNEY HOLDINGS INC.
               (Exact name of registrant as specified in charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   22-1660266
                      (I.R.S. Employer Identification no.)

                   388 Greenwich
                      Street
                New York, New York                       10013
               (Address of Principal                   (Zip Code)
                Executive Offices)



 If this form relates to the             If this form relates to the
 registration of a class a class of      registration of of securities pursuant
 securities pursuant to Section 12(b)    to Section 12(g) of the Exchange Act
 of the Exchange Act and is effective    and is effective pursuant to General
 pursuant to General Instruction A.(c),  Instruction A.(d), please check the
 please check the following box. |X|     following box. |_|



Securities Act registration statement number to which this form relates:
333-38931

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                      Name of Each Exchange on Which
       to be so Registered                      Each Class is to be Registered
       -------------------                      ------------------------------

Principal-Protected Equity Linked Notes            American Stock Exchange
based upon the S&P 500(R) Index Due 2005

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered.


           For a description of the securities to be registered hereunder, reference is made to the information under the headings "Summary Information - Q&A," "Risk Factors Relating to the Notes" and "Description of the Notes" on pages S-2 through S-5, S-6 through S-8 and S-9 through S-14, respectively, of the registrant's Prospectus Supplement, Subject to Completion, dated July 1, 1998 (Registration No. 333-38931), which information is hereby incorporated herein by reference and made part of this application in its entirety.

Item 2.  Exhibits.

           99 (A). Prospectus Supplement, Subject to Completion, dated July 1, 1998, incorporated by reference to the registrant's filing under Rule 424(b), dated July 6, 1998.

           99 (B). Form of Note.

           Other securities issued by Salomon Smith Barney Holdings Inc. are listed on the American Stock Exchange.


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                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              Salomon Smith Barney Holdings Inc.
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                                               (Registrant)



Date: July 24, 1998                         By: /s/ Mark I. Kleinman
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                                                 Name:   Mark I. Kleinman
                                                 Title:  Deputy Treasurer

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                                INDEX TO EXHIBITS

Exhibit No.                                 Exhibit
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    99 (A).       Prospectus, Subject to Completion, dated July 1, 1998,
                  incorporated by reference to the registrant's filing under Rule 424(b), dated July 6, 1998.

    99 (B).       Form of Note.